CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CHAUVIN ENTERPRISES, INC.



     It is hereby certified that:

     1. The name of the corporation (herein referred to as the "corporation") is:

                            CHAUVIN ENTERPRISES, INC.

     2. The corporation's Certificate of Incorporation was filed with the Office of the Secretary of State on March 13, 1992. A Certificate of Amendment of the Certificate of Incorporation was filed with the Office of the Secretary of State on May 18, 1999 changing the corporation's name from 92098 Holding Corporation to Chauvin Enterprises, Inc.


     3. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

     "FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 20,000,000 shares of common stock, $.0001 par value per share."

     4. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. Written consent has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being an authorized officer of the corporation, has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury, this 8th day of October, 1999.


                                                     CHAUVIN ENTERPRISES, INC.



                                                     BY:  /s/ Herbert Maxwell
                                                          -------------------
                                                     Herbert Maxwell
                                                     President

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